Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 6, 2012

Draper Fisher Jurvetson Fund V, L.P.
By: Draper Fisher Jurvetson Management Company V, LLC (its General Partner)

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Director

Draper Fisher Jurvetson Management Company V, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Director

Draper Fisher Jurvetson Partners V, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

/s/ Timothy C. Draper Timothy C. Draper

The Timothy Cook Draper 2010 Annuity Trust

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Trustee

/s/ John H. N. Fisher John H. N. Fisher

/s/ Stephen T. Jurvetson Stephen T. Jurvetson